                                                                      EXHIBIT 99


                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                 CONTACT:   P. BLAKE DUPUIS
                                                                    936-291-2277

                   MITCHAM INDUSTRIES REPORTS IMPROVED RESULTS
                           FROM CONTINUING OPERATIONS

HUNTSVILLE, Texas - September 15, 2003 - Mitcham Industries, Inc. (NASDAQ: MIND) announced a loss from continuing operations of $2.3 million for the quarter ended July 31, 2003. The loss from continuing operations for the comparable quarter of the prior year was $4.5 million before the effect of a non-recurring benefit from the recovery of a previously written-off trade receivable. After giving effect to the non-recurring item, the quarterly loss from continuing operations in the prior year was $2.8 million. Revenues for the quarter increased to $3.9 million from $1.0 million recorded in the comparable quarter of the previous year. The net loss (inclusive of discontinued operations) for the quarter was $4.1 million, ($0.47) per share, compared to $3.2 million, $(0.37) per share, for the comparable quarter of the prior year.

Subsequent to the end of the quarter, the Company sold all of the operating assets of its subsidiary, Drilling Services, Inc. ("DSI"). As a result of the sale, the Company recognized an asset impairment charge of $0.7 million for the quarter ended July 31, 2003. Furthermore, the operating results of DSI have been presented as discontinued operations in the financial statements for all periods presented.

Commenting on the quarterly results, Billy F. Mitcham, Jr., President and CEO of Mitcham Industries, said, "Our leasing activity and revenues improved dramatically year-over-year mainly due to projects in Indonesia, Senegal and South America. Those contracts are winding down, but we expect improving results over our second half from Canada and the Lower 48. Our sale of DSI's operating assets and exit from the seismic front-end services business was the logical consequence of our determination that further consolidation was needed in that segment and that our efforts were better directed toward our core business of equipment leasing and sales."

For the six months ended July 31, 2003, the Company's net loss from continuing operations was $2.8 million compared to a net loss of $6.2 million ($4.5 million after non-recurring items) for the prior year period. The net loss (inclusive of discontinued operations) was $5.6 million, ($0.64) per share, for the current six-month period versus $5.3 million, ($0.60) per share, for the prior year period. Revenues were $9.8 million as compared to $8.1 million for the comparable six-month period of the prior year.

Mitcham Industries, Inc., a geophysical equipment supplier, offers for lease or sale, new and "experienced" seismic equipment to the oil and gas industry, seismic contractors,


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environmental agencies, government agencies and universities. Headquartered in
Texas, with sales and services offices in Calgary, Canada, Brisbane, Australia and associates throughout Europe, South America and Asia, Mitcham conducts operations on a global scale and is the leading independent exploration equipment lessor in the industry.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included herein, including statements regarding potential future demand for the company's products and services, the company's future financial position and results of operations, business strategy and other plans and objectives for future operations, are forward-looking statements. Actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include a prolonged and gradual recovery, or no full recovery, of the energy services sector of a depressed oil and gas industry, and thereafter, the inherent volatility of oil and gas prices and the related volatility of demand for the company's services; loss of significant customers; significant defaults by customers on amounts due to the Company; international economic and political instability; dependence upon additional lease contracts; the risk of technological obsolescence of the company's lease fleet; vulnerability of seismic activity and demand to weather conditions and seasonality of operating results; dependence upon few suppliers; and other factors which are disclosed in the company's Securities and Exchange Commission filings, available from the company without charge.

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                            MITCHAM INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)


                                                                 Three Months Ended                 Six Months Ended
                                                                      July 31,                           July 31,
                                                            ----------------------------      ----------------------------
                                                               2003             2002             2003             2002
                                                            -----------      -----------      -----------      -----------
REVENUES:
Equipment leasing                                           $     2,638      $       614      $     6,604      $     4,082
Equipment sales                                                   1,291              394            3,193            3,974
                                                            -----------      -----------      -----------      -----------
          Total revenues                                          3,929            1,008            9,797            8,056

COSTS AND EXPENSES:
Direct costs - seismic leasing                                      512              315              861              667
Cost of equipment sales                                             557              214            1,746            3,406
General and administrative                                        1,248            1,099            2,530            2,242
Benefit for doubtful accounts                                        --           (1,704)              --           (1,704)
Depreciation                                                      3,830            3,814            7,431            7,565
                                                            -----------      -----------      -----------      -----------
          Total costs and expenses                                6,147            3,738           12,568           12,176
                                                            -----------      -----------      -----------      -----------

OPERATING LOSS                                                   (2,218)          (2,730)          (2,771)          (4,120)

Other income (expense) - net                                        (46)             (60)             (20)             (82)
                                                            -----------      -----------      -----------      -----------

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES              (2,264)          (2,790)          (2,791)          (4,202)
Provision for income taxes                                           --               --               --              288
NET LOSS FROM CONTINUING OPERATIONS                              (2,264)          (2,790)          (2,791)          (4,490)

Loss from discontinued operations (including impairment
  charge of $700)                                                (1,879)            (458)          (2,792)            (812)

NET LOSS                                                    $    (4,143)     $    (3,248)     $    (5,583)     $    (5,302)
                                                            ===========      ===========      ===========      ===========

Loss per common share from continuing operations
  Basic and diluted                                         $     (0.26)     $     (0.32)     $     (0.32)     $     (0.51)

Loss per common share from discontinued operations
  Basic and diluted                                         $     (0.21)     $     (0.05)     $     (0.32)     $     (0.09)

Net loss per common share - basic and diluted               $     (0.47)     $     (0.37)     $     (0.64)     $     (0.60)

Shares used in computing loss per common share:
     Basic                                                    8,751,000        8,751,000        8,747,000        8,751,000
     Dilutive effect of common stock equivalents                     --               --               --               --
                                                            -----------      -----------      -----------      -----------
     Diluted                                                  8,751,000        8,751,000        8,747,000        8,751,000
                                                            ===========      ===========      ===========      ===========


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                            MITCHAM INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands except share data)

                                                                     July 31,    January 31,
                             ASSETS                                    2003         2003
                                                                     --------    -----------
                                                                   (Unaudited)
CURRENT ASSETS:
  Cash                                                               $  5,766      $  5,170
  Accounts receivable, net                                              5,104         3,544
  Notes receivable                                                         50            12
  Prepaid expenses and other current assets                               359           627
                                                                     --------      --------
     Total current assets                                              11,279         9,353
  Seismic equipment lease pool, property and equipment                 87,648        87,126
  Accumulated depreciation of seismic equipment lease pool,
     property and equipment                                           (59,050)      (52,183)
  Assets held for sales                                                   844            --
  Other assets                                                             18            44
                                                                     --------      --------
     Total assets                                                    $ 40,739      $ 44,340
                                                                     ========      ========

               LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                   $  2,816      $  2,424
  Current maturities - long-term debt                                   2,153         2,092
  Deferred revenue                                                        438           216
  Wages payable                                                           472           414
  Accrued expenses and other current liabilities                        1,048           914
                                                                     --------      --------
    Total current liabilities                                           6,927         6,060
Long-term debt                                                          3,526         4,622
                                                                     --------      --------
    Total liabilities                                                  10,453        10,682

SHAREHOLDERS' EQUITY:
  Preferred stock, $1.00 par value; 1,000,000 shares authorized;
    none issued and outstanding                                            --            --
  Common stock, $0.01 par value; 20,000,000 shares authorized;
    9,710,301 and 9,657,801 shares issued                                  97            97
  Additional paid-in capital                                           61,814        61,814
  Treasury stock, at cost, 915,000 shares                              (4,686)       (4,686)
  Accumulated deficit                                                 (27,702)      (22,122)
  Accumulated other comprehensive income (loss)                           763        (1,445)
                                                                     --------      --------
    Total shareholders' equity                                         30,286        33,658
                                                                     --------      --------
    Total liabilities and shareholders' equity                       $ 40,739      $ 44,340
                                                                     ========      ========


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